Exhibit 99.3

Priceline.com President and CEO Jeffery H. Boyd to Update

2007 Guidance at Goldman Sachs Internet Conference

NORWALK, Conn., May 23, 2007 . . . Speaking this morning at the Goldman Sachs 8th Annual Global Internet Conference in Las Vegas, priceline.com Incorporated (Nasdaq: PCLN) President and Chief Executive Officer Jeffery H. Boyd intends to update certain of the company’s previously issued financial guidance for full-year 2007. Mr. Boyd intends to increase the high-end of priceline.com’s full-year 2007 target gross travel bookings range to $4.25 billion and intends to establish full-year 2007 gross travel bookings guidance of $2.27 billion to $2.35 billion for the company’s European operations and $1.83 billion to $1.90 billion for the company’s domestic operations. Mr. Boyd also intends to reconfirm priceline.com’s full-year 2007 pro forma net income guidance of $2.90 to $3.10 per diluted share and further note that full-year 2007 pro forma and GAAP net income per diluted share are expected to come in at — or slightly above — the high end of the range of guidance in the event that 2007 full-year gross travel bookings come in at the high end of the revised range of guidance.

Mr. Boyd will speak at 11:45 a.m. Eastern Time today. His presentation will be webcast live and will be available for replay for 60 days. To access his live presentation or a replay, visit:

http://cc.talkpoint.com/GOLD006/052307a_ma/?entity=priceline

A copy of Mr. Boyd’s Powerpoint presentation, excluding audio, will be made available in the Investor Relations section of the priceline.com Web site www.priceline.com.

Pro forma net income per diluted share guidance for full-year 2007:

•                  excludes cash expenses associated with the settlement of the company’s 2000 securities litigation,

•                  excludes the cash benefit associated with the refund of excise taxes (and related accrued interest) paid on merchant airline tickets,

•                  excludes non-cash amortization expense of acquisition-related intangibles,

•                  excludes non-cash stock-based compensation expense,

•                  excludes option payroll tax expense,

•                  excludes non-cash income tax expense and reflects the impact on income taxes of the pro forma adjustments,

•                  excludes non-cash preferred stock dividends,

•                  includes the additional impact on minority interest expense of the pro forma adjustments described above,

•                  includes the anti-dilutive impact of the “Conversion Spread Hedges” (see below) on outstanding diluted common shares outstanding, and

•                  includes the dilutive impact of additional warrants and shares of unvested restricted stock and restricted stock units because pro forma net income has been adjusted to exclude preferred stock dividend and stock-based compensation.

When aggregated, the foregoing adjustments are expected to increase pro forma net income over GAAP net income by approximately $70 million for full-year 2007. On a per share basis, the Company estimates GAAP net income of approximately $1.25 to $1.45 per diluted share for the full-year 2007. The section below entitled “Non-GAAP Financial Measures” provides a definition and further information about the use of pro forma financial measures in this press release.

About Priceline.com® Incorporated

Priceline.com Incorporated (Nasdaq: PCLN) operates priceline.com, a leading U.S. online travel service for value-conscious leisure travelers, and Priceline Europe, a leading European online hotel reservation service. In the U.S., priceline.com gives customers more ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises than any other Internet travel service. In addition to getting all the best published prices, leisure travelers can narrow their searches using priceline.com’s TripFilter™ advanced search technology, create packages to save even more money, and take advantage of priceline.com’s famous Name-Your-Own-Price® service, which can deliver the lowest prices available.

Priceline Europe operates one of Europe’s fastest growing hotel reservation services through its Booking.com network of hotel reservation services, Activehotels.com and priceline.co.uk. Priceline Europe operates in 54 countries in 15 languages and offers its customers in Europe and the U.S. access to approximately 34,000 participating European hotels.

Priceline.com also operates the following travel websites:  Travelweb.com, Lowestfare.com, RentalCars.com and BreezeNet.com. Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee. Priceline.com licenses its business model to independent licensees, including priceline mortgage and certain international licensees.

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Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

•                  adverse changes in general market conditions for leisure and other travel services as a result of, among other things, terrorist attacks, natural disasters, or the outbreak of an epidemic or pandemic disease;

•                  adverse changes in the Company’s relationships with airlines and other product and service providers which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s “retail” or “opaque” services, or both);

•                  the loss or reduction of global distribution fees;

•                  the bankruptcy or insolvency of another major domestic airline;

•                  the effects of increased competition;

•                  systems-related failures and/or security breaches, including without limitation, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach;

•                  difficulties integrating recent acquisitions, such as Booking.com Ltd. and Booking.com B.V., including ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

•                  a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

•                  legal and regulatory risks; and

•                  the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Priceline.com believes that pro forma net income and pro forma net income per share that exclude certain non-cash or non-recurring income or expense items are useful for investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods. Pro forma financial information is adjusted for the following items:

•                  Cash expenses associated with the settlement of the 2000 securities litigation are excluded because of the non-recurring nature of the settlement.

•                  Cash benefit associated with the refund of excise taxes paid on merchant airline tickets that was approved for payment by the Internal Revenue Service is excluded because of its non-recurring nature.

•                  Amortization expense of acquisition-related intangibles is excluded from pro forma net income because it does not impact cash earnings.

•                  Stock-based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded from pro forma net income because they do not impact cash earnings and are reflected in earnings per share through increased share counts.

•                  Option payroll tax expense is excluded because the expense is driven primarily by stock option exercise activity and the market price of priceline.com’s common stock and often shows volatility unrelated to operating results.

•                  The restructuring charge, net is excluded because it can impact comparability of earnings with historical results from prior periods.

•                  Income tax (expense) benefit is adjusted for the tax impact of certain of the pro forma adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•                  Minority interest is adjusted for the impact of certain of the pro forma adjustments described above.

•                  Finally, for calculating pro forma net income per share:

•                  net income is adjusted for the impact of the pro forma adjustments described above

•                  fully diluted share count is adjusted to include the anti-dilutive impact of the Conversion Spread Hedges that increase the effective conversion price of the 2011 Notes and 2013 Notes from their stated $40.38 conversion price to an effective conversion price of $50.47 per share. Under GAAP, the anti-dilutive impact of the Conversion Spread Hedges is not reflected on the outstanding diluted share count until the end of the hedge when shares are delivered.

•                  fully diluted share count in 2006 is adjusted to exclude the impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), because the common stock that underlie priceline.com’s 1% Convertible Senior Notes and priceline.com’s 2.25% Convertible Senior Notes were not issuable because our common stock did not trade above the respective contingent conversion prices.

•                  All common stock warrants and shares of restricted common stock are included in the calculation of pro forma net income per share because pro forma net income has been adjusted to exclude our preferred stock dividend and stock-based compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.